UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2007 (January 22, 2007)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street Greeley, Colorado	80634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2007 United Agri Products, Inc. (“UAP, Inc.”), and certain of its subsidiaries amended its second amended and restated credit agreement dated June 1, 2006 (the “Credit Agreement Amendment”) to clarify that the limit for permitted acquisitions applied to each fiscal year of UAP, Inc. The amendment also expressly permits the incurrence of earn-outs, purchase price adjustments and indemnities as indebtedness that may be incurred in connection with such acquisitions.

A copy of the Credit Agreement Amendment, attached hereto as Exhibit 4.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Second Amendment to the Second Amended and Restated Credit Agreement dated as of January 22, 2007 among United Agri Products, Inc., UAP Distribution, Inc., Loveland products, Inc., United Agri Products Canada Inc., General Electric Capital Corporation, GE Canada Finance Holding Company, and the lenders set forth on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2007	UAP HOLDING CORP.
(Registrant)

	By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4.1	Second Amendment to the Second Amended and Restated Credit Agreement dated as of January 22, 2007 among United Agri Products, Inc., UAP Distribution, Inc., Loveland products, Inc., United Agri Products Canada Inc., General Electric Capital Corporation, GE Canada Finance Holding Company, and the lenders set forth on the signature pages thereto.